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                                     EXHIBIT 10.5

                          OFFICE LEASE BETWEEN REGISTRANT
                         AND EXECUTIVE PLAZA JOINT VENTURE

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                                     OFFICE LEASE

                           EXECUTIVE PLAZA OFFICE BUILDING

This is a Lease Agreement made and entered into between EXECUTIVE PLAZA JOINT VENTURE, as "Lessor", and CORRIDOR TECHNOLOGY INC., as "Lessee", whether one or more.

1.1 THE LEASED PREMISES: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the "Leased Premises" which consists of "Lessee's Office Space" and "Common Areas" as defined below.

(a) Lessee's office space. "Lessee's Office Space", to which Lessee shall have exclusive use rights, consists of suite(s) 304-306, representing the office space outlined and shaded on the floor plan contained in Exhibit A. Such space is located in the building on a tract of land, legally described as BLK 1, Lot 1, EXECUTIVE PARK 1, New Braunfels, Comal County, Texas. The street address of the building is 555 IH 35 South, New Braunfels, Texas, 78130.

(b) Common areas. The "common area", to which Lessee shall have non-exclusive use rights, consists of (1) the interior common area located in the above described building, i.e., areas normally accessible to tenants such as the hallways, stairwells, elevators, lobby, restrooms, and snack bar areas, and (2) the exterior common area located outside the building on the above described land, i.e., loading areas, sidewalks, driveways, parking garage, parking areas, and other open areas (if any), subject to paragraph
10.1 on parking.

1.2. USE: Lessee's office space may be used only for general office purposes. The name of Lessee's business will be CORRIDOR TECHNOLOGY, INC.

1.3 USABLE AREA: Lessee's "usable area" is approximately 2,950 square feet. It is the office space outlined and shaded in Exhibit A. Such area is measured from the interior of the exterior walls and the exterior glass lines of the building to the middle of the remaining perimeter walls of the office space. This is in accordance with the BOMA International Standard of Floor Measurement.

1.4. RENTABLE AREA: Lessee's "rentable area" is approximately 3,392 square feet. It consists of Lessee's "usable area" as defined above, plus Lessee's prorata share of the building common areas as set forth below. The common area "add on" factor is 15% of Lessee's usable area. Building common areas are defined as all corridors, restrooms, snack bars, building equipment rooms, telephone closets, janitor closets, enclosed lobby, entrance areas, and other public areas in the building, excluding elevator shafts, stairwells, vertical chases, and enclosed parking areas. This is in accordance with the BOMA International Standard of Floor Measurement.

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2.1.   BASE RENT AND ADDITIONAL RENTS WITH EXPENSE STOP: Lessee shall pay to
Lessor a "base rent" of $ $40,704.00 per calendar year, which amounts to $3,392.00 per calendar month. The base rent is subject to adjustment as provided in paragraph 32.1. Additional rent (representing Lessee's prorata share of building operating expenses over the $ 1998 ACTUAL expense stop) shall be paid in accordance with paragraph 32.1. Building operating expenses up to such expense stop amount shall be paid by Lessor. Base rent is subject to the annual base rent increase referred to in paragraph 32.2.

3.1. DATE AND PLACE OF PAYMENT: The monthly rent and one-twelfth of Lessee's share of estimated building operating expenses under paragraph 32.1 (i.e., expenses in excess of the expense stop) shall be due on the first day of each calendar month without demand. Partial months shall be prorated. All rent and other sums are due in the county where the building is located at the address designated by Lessor from time to time. All sums due by Lessee are without right of setoff or deduction. Monies mailed are considered timely paid only if received by Lessor by the due date; however rents postmarked one or more days before due date and received after the due date shall be considered as timely received by Lessor, Rent and late payment charges shall be paid without notice or demand. All other sums shall be due upon delivery of written notice in accordance with paragraph 29.1.

3.2. LATE PAYMENTS: If any rent payment or other sum due by Lessee to Lessor is received and accepted by Lessor later than 5 days after its due date, Lessee shall pay a late charge of 5% of such rent payment or other sum plus 1% thereof for each day thereafter (for up to 15 days) until such rent or other sum is paid. Lessor's acceptance of late rent or other sum shall not constitute permission for Lessee to pay the rent or other sum late thereafter and shall not constitute a waiver of Lessor's remedies for subsequent late payments. Late payment charges are due immediately upon notice or demand. All payments shall be by check or money order on a local bank, not cash. For each returned check, Lessee shall pay all applicable bank charges incurred by Lessor plus $25.00. Payments of any kind received by Lessor on behalf of Lessee may be applied at Lessor's option to nonrent items first, then to rent. Payment of rent by Lessee shall be an independent covenant. If Lessee has not timely paid rentals and other sums due on two or more occasions, or if a check from Lessee is returned for insufficient funds or no account, Lessor may for the next 12 months require that all rent and other sums due be paid by cashier's check, certified check, or money order, without prior notice.

3.3. SECURITY DEPOSIT: At the time of execution of this lease, Lessee shall deposit with Lessor $ *1,468 cash to secure performance of Lessee's obligations under this lease. If Lessee fails to pay rent or other sums when due under this lease, Lessor may apply any cash security deposit toward amounts due and unpaid by Lessee. Lessee shall immediately restore the security deposit to its original amount after any portion of it is applied to amounts due and unpaid by Lessee.

*carried over from suite 210 & suite 312

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4.1.   TERM, COMMENCEMENT, AND ANNIVERSARY: The initial lease term shall be for 36 full calendar months from commencement date, plus the remainder of the last month. The lease commencement date shall be the 1st day of November 1998 or the date Lessee occupies all or any part of Lessee's office space, whichever occurs first. The annual anniversary date of this lease shall be the first day of the first full month following commencement of the lease, unless the lease commencement date is the first day of the month.

4.3. DELIVERY OF POSSESSION: Lessor shall deliver keys and possession of Lessee's office space to Lessee on the lease commencement date stated in paragraph 4.1 unless otherwise agreed in writing by the parties. Lessee shall not be liable for rent until Lessor delivers possession of the leased premises to Lessee. If there is a delay in delivery of possession, rent shall be abated until Lessee's office space is ready for occupancy; and neither Lessor nor Lessor's agents shall otherwise be liable for any damages; and the lease shall not terminate.

5.1    TENANT FINISH-OUT (CHECK ONE):

               Lessor shall provide standard building finish-out, as described
       --- in Exhibit D. Lessor shall perform any special construction described in Exhibit D. Costs of tenant finish-out or special construction shall be paid for pursuant to such exhibit.

        X      Lessor shall provide no tenant finish-out or improvements since
       ---     Lessee has taken Lessee's office space "as is".

6.1. QUIET POSSESSION: If Lessee is current and in compliance with all of Lessee's obligations under this lease, Lessee shall be entitled to peaceful and quiet possession and enjoyment of Lessee's office space, subject to the terms and conditions of this lease. Lessee shall have access to the building and common parking areas at all times, subject to the rules referred to in paragraphs 9.2 and 23.1. Lessor shall make diligent efforts to have all other tenants in the building comply with building rules. Otherwise, failure of other tenants to comply with such rules shall not be considered a default by Lessor. Construction noise or vibrations shall not be considered a default by Lessor.

7.1. UTILITIES AND SERVICES BY LESSOR: Except where otherwise stated in this lease, Lessor shall pay for and furnish in a timely and diligent manner to Lessee the following utilities and services and no others, subject to paragraph 32.1 regarding Lessee's payment of Lessee's prorata share of building operating expenses.

(a) air conditioning and heating as reasonably required for comfortable use and occupancy under normal office conditions from 7:30 a.m. to 6:30 p.m. Monday through Friday, and from 7:30 a.m. to 2:30 p.m. Saturday.
(b)  water and wastewater services for common areas;
(c) janitorial trash removal, sweeping, mopping, vacuuming and dusting three days per week excluding holidays;

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(d)  electricity for standard office equipment and lighting;
(e)  trash collection services (dumpster);
(f)  pest control services as needed in the reasonable judgement of Lessor;
(g)  landscaping and parking lot maintenance services;
(h)  repair and maintenance services pursuant to paragraph 8.1; and
(i) replacement of fluorescent light bulbs and ballasts in building standard lighting fixtures (but not incandescent light bulbs for nonstandard fixtures or for Lessee's lamps); and
(j)  elevator service.

7.2. UTILITIES AND SERVICES BY LESSEE: Lessee shall pay for all utilities and services not expressly furnished by Lessor under paragraph 7.1.

7.3. INTERRUPTION OF UTILITIES OR SERVICES: Temporary interruption or malfunction of utilities, services, and/or telephones shall not render Lessor liable for damages, rent abatements, or release of any Lessee obligation. Lessor shall use diligent efforts to have such utilities and services restored as soon as reasonably possible.

8.1. MAINTENANCE AND REPAIRS BY LESSOR: Lessor shall maintain the interior of Lessee's office space in good repair, at Lessee's expense. Lessor shall use diligence to provide for the reasonable cleaning, maintenance, repair, reconnection of interrupted utilities or services, and landscaping of common areas, subject to any reimbursement obligations of Lessee under paragraph
8.2. Lessor may rekey at any time. Lessor may temporarily close any part of the common facilities if reasonably necessary for repairs or construction. Repairs and maintenance shall be in accordance with applicable governmental requirements.

8.2. MAINTENANCE AND REPAIRS BY LESSEE: Lessee shall promptly reimburse Lessor for the cost of repairing or replacing damage which is caused inside Lessee's office space by Lessee, Lessee's agents, employees, family, or licensees, invitees, visitors, or customers or outside Lessee's office space by Lessee or Lessee's employees, agents, or contractors. Cost of repair shall include 15% for overhead. Lessor may require advance payment therefor prior to repair or replacement. Lessor shall have right of approval of all repairmen or maintenance personnel. Lessee shall not damage or allow other persons listed above to damage any portion of the leased premises. Lessee shall pay for replacement of all incandescent light bulbs and for unstopping any drains or water closets in Lessee's office space. If Lessor or Lessee's workmen or contractors are permitted to repair, alter, or modify Lessee's office space, Lessee shall warrant that no mechanic or materialman's lien shall be filed against the leased premises. All such work shall be in accordance with applicable governmental requirements.

8.3. TELECOMMUNICATIONS EQUIPMENT: All telecommunications equipment necessary to serve Lessee shall be located in Lessee's office space and paid for by Lessee, or, at Lessor's option and at Lessee's expense, in a lockable enclosure in a common area location designated by Lessor.

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9.1.   ACCESS, KEYS, LOCKS, AND SECURITY: (a) Access. Lessee shall have access to Lessee's office space at all times. Lessor shall have access to Lessee's office space at reasonable times for reasonable business purposes upon prior notice to Lessee except notice shall not be necessary in the event of an emergency threatening life or property or the lawful exercise of Lessor's remedies in case of default by Lessee.

(b) Keys. Lessor shall furnish Lessee two (2) keys for Lessee's office space and two (2) keys for the main exterior entry doors of the building if such door is locked after hours. Lessor shall not be liable for risk of loss resulting from Lessee's keys being lost or used by unauthorized persons. Lessor reserves the right to rekey or change locks for security reasons if new keys are timely furnished to Lessee.

(c) Locks. Lessee may not add locks, change locks, or rekey locks without written permission of Lessor. Locks may be changed at Lessee's request and expense. If locks to the office space are changed, Lessor may specify kind and brand of locks, placement, installation, master key compatibility, etc

(d) Security. Lessor shall have no duty to provide any security services of any kind unless expressly provided in this lease. Lessor shall not be liable to Lessee or Lessee's employees, family, customers, invitees, contractors, or agents for injury, damage, or loss to person or property caused by criminal conduct of other persons, including theft, burglary, assault, vandalism or other crimes. Lessee shall lock its office space doors when the last person leaves such office space for the day.

9.2. PARKING: Lessor shall have sole control over parking. If vehicles are parked in violation of Lessor parking rules or in violation of state statutes, Lessor may exercise vehicle removal remedies under Articles 6701g-1 and 6701g-2 of the Texas Civil Statutes upon compliance with statutory notice. There shall be no reserved parking spaces unless agreed in writing by Lessor.

10.1. OCCUPANCY, NUISANCE, AND HAZARDS: Lessee's office space shall be occupied only by Lessee or Lessee's employees and shall not be left entirely vacant or used exclusively for storage. Lessee and Lessee's agents, employees, family, licensees, invitees, visitors, and contractors shall comply with all federal, state, and local laws relating to occupancy or to criminal conduct while such persons are on the leased premises. Lessee and the persons listed above shall not (1) use, occupy, or permit the use or occupancy of the leased premises for any purpose which is directly or indirectly forbidden by such laws or which may be dangerous to life or property, (2) permit any public or private nuisance, (3) disturb the quiet enjoyment of other tenants, (4) do anything which might emit offensive odors or fumes, (5) make undue noise or vibrations, (6) permit anything which would cancel insurance coverage or increase the insurance rate on the building or contents, or (7) otherwise damage the leased premises.

11.1. TAXES: Lessor shall be responsible for payment of all taxes and assessments against the building subject to Lessee's obligation to pay Lessor for Lessee's share thereof, on a prorata square foot basis, as additional rent pursuant to paragraph 32.1. Lessee shall timely pay all taxes

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assessed against Lessee's furniture, equipment, fixtures, or other personal property in Lessee's office space.

12.1. INSURANCE: Lessor and Lessee shall comply with the respective insurance obligations as set forth below:

(a) Lessor. Lessor shall maintain (1) fire and extended coverage insurance, including vandalism and malicious mischief, on the office building, and (2) comprehensive general liability insurance. The amounts shall be as required by Lessor's mortgagee or as Lessor may deem reasonably appropriate, whichever is greater. Lessor shall have no responsibility to maintain fire and extended coverage insurance on Lessee's contents. The portion of Lessor's insurance premiums reasonably due to Lessee's acts or omissions or Lessee's special use, improvements, or tenant finish-out (over and above Lessee's normal use as contemplated in paragraph 1.1(a)) shall be paid for by Lessee.

(b) Lessee. Lessee shall provide Lessee's own public liability insurance for its operations on the leased premises in the minimum "primary coverage" amount presently required under Texas law for the purchase of umbrella liability insurance. Upon written notice by Lessor to Lessee, such dollar amount of Lessee's liability policy shall be increased by the amount of any increase required under Texas law for "primary coverage" under an umbrella liability policy. Lessee is encouraged to maintain fire and extended coverage insurance (including vandalism and malicious mischief) on the contents in Lessee's office space, including fixtures, furniture, equipment, supplies, inventory, and other personal property. Such property is not covered by Lessor's insurance.

(c) Insurance certificates. Lessee shall provide Lessor with a certificate of Lessee's insurance or a copy thereof as required above within 7 days after Lessee initially occupies Lessee's office space or any portion thereof. Lessor and Lessor's managing agent (if any) shall be named as additional insureds on Lessee's liability insurance policy. Upon written request by Lessor, changes in the name of Lessor or Lessor's managing agent shall be reflected on such certificate.

(d) Notice from Lessee's Insurance Carrier. All policies of insurance to be provided by Lessee shall contain a provision (to the extent legally permitted) that the insurance company shall give Lessor 10 days' written notice to Lessor, in advance of (1) any cancellation or non-renewal of the policy, (2) any reduction in the policy amount, and (3) any deletion of additional insureds.

12.2. MUTUAL RELEASES AND WAIVER OF SUBROGATION: (a) To the extent that the coverage of their respective insurance policies are not adversely affected, Lessor and Lessee release each other and their respective officers, directors, employees, and agent from any claims for loss or damage to any person or property on the leased premises which is caused by or which results from risks insured against under insurance policies carried by Lessor or Lessee and in force at the time of any such loss or damage. The foregoing release shall not apply to property losses or damages in excess of policy limits or to losses or damages not covered by insurance due to a deductible clause in the policy.

(b) Upon written request after signing this lease, but before any loss or damage occurs, Lessor

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or Lessee may require that the other party's respective fire/casualty and liability insurance policy provide a waiver for all right of recovery by way of subrogation in connection with any loss or damage covered by such insurance policies.

(c) Notwithstanding the foregoing, if such waiver of subrogation is not incorporated into the policy and cannot be procured or if it can be procured only with an additional premium charge, such party shall furnish to the other party written evidence from the insurance company or insurance agent, verifying that such waiver is (1) not obtainable or (2) not obtainable without extra charge. Thereafter, within a reasonable time after receiving such notice, the party for whose benefit the waiver is sought may (1) agree to pay any additional charge necessary to obtain the waiver of subrogation or
(2) place the insurance with a company which is reasonably satisfactory to the other party and to such party's mortgagees with a policy of the same terms and coverage, the extra cost of which will be entirely borne by the party for whose benefit the waiver of subrogation is sought.

(d) Upon written request, Lessor and Lessee shall furnish to each other copies of the policies of insurance referred to in this lease, including any waivers of subrogation, or satisfactory evidence of same.

12.3. HOLD HARMLESS: Lessee shall indemnify Lessor for and shall hold Lessor harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the lease by Lessee or Lessee's agents, employees, family, licensees, or invitees. Lessor shall indemnify Lessee for and shall hold Lessee harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the lease by Lessor or Lessor's agents, employees, family, licensees, or invitees. Lessor and Lessee shall not be liable to the other or the other's agent, employees, or family for any damage to personal property resulting from any act, omission, or negligence of any other tenant or occupant of the office building.

13.1. ALTERATIONS BY LESSEE: Lessee may not make any alterations, improvements, doorlock changes, or other modifications of any kind to the leased premises without Lessor's written consent which may not be unreasonably withheld. "Alterations" include but are not limited to improvements glued, screwed, nailed, or otherwise permanently attached to the building, structural changes, roof and wall penetrations, and all plumbing, electrical, and HVAC changes. Requests for Lessor's approval shall be in writing and shall be detailed to Lessor's reasonable satisfaction. The foregoing shall be done only by Lessor's contractors or employees or by third parties approved by Lessor in writing. Lessee shall pay in advance for any requested alterations, improvements, lock changes, or other modifications which are approved and performed by Lessor. If same are performed by Lessee with Lessor's permission, Lessee shall not allow any liens to be placed against the buildings as a result of such additions or alterations. Alterations, improvements, and modifications done at Lessee's request shall comply with all applicable laws. Changes in Lessee's alterations or improvements which may be later required by governmental action shall also be paid for by Lessee.

14.1.  REMOVAL OF PROPERTY BY LESSEE: Lessee may remove its trade fixtures,

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furniture, and equipment only if (1) such removal is made prior to the end of the lease term, (2) Lessee is not in default under this lease at time of removal, and (3) such removal is not in anticipation of an early moveout prior to the end of the lease term. Lessee shall pay all costs of removal. Lessee shall have no rights to property remaining on the leased premises after moveout. Lessee may not remove any alterations as defined in paragraph
13.1 or improvements such as wall-to-wall carpeting, book shelves, window coverings, drapes, cabinets, paneling, counters, kitchen or breakroom built-ins, shelving, wall covering, and anything else attached to the floor, walls, or ceilings. If Lessor requests in writing, Lessee shall, immediately prior to moving out, remove any alterations, fixtures, equipment, and other property installed by Lessee. Lessee shall pay for cleaning or repairing damage caused by Lessee's removal of any property.

15.1 SUBLETTING AND ASSIGNMENT: Lessee may not sublet, assign, pledge, or mortgage this lease and may not grant licenses, commissions, or other rights of occupancy to all or any part of the leased premises without Lessor's prior written approval which shall not be unreasonably withheld. Sublessee's financial strength, reputation, personnel, and length of sublease or assignment shall be important factors in Lessor's approval. Sale, transfer, or merger of the majority of the voting shares or voting partnership interests in Lessee (if a corporation or partnership) shall be considered an assignment; likewise for issuance of treasury stock or admission of a new general partner. Lessor shall not be obligated to approve any sublease or assignment. However, if Lessor gives such approval, Lessor shall be entitled to (1) 50% of any excess between Lessee's rental per square foot under the lease and the rental per square foot under the sublease or assignment, and
(2) 50% of any other consideration flowing directly or indirectly from the sublessee or assignee to Lessee or Lessee's agents. The foregoing is in consideration of additional management performed or to be performed by Lessor under such sublease or assignment. In addition to the foregoing, Lessor may charge Lessee a one-time fee equal to one month's lease rental for such additional administrative, investigative, and management services. Violation of this lease by sublessees or assignees shall be deemed a violation by Lessee. Approval by Lessor of any sublease or assignment shall not release Lessee from any obligation under this lease and shall not constitute approval for subsequent subletting or assignment. Sublessees or assignees shall be liable for all of Lessee's obligations under this lease unless otherwise specified in writing. Upon default by Lessee any sublease shall pay all sublease rentals and other sums due Lessor, direct to Lessor, to be credited against sums owed to Lessor by Lessee under this lease. Unless otherwise agreed in writing, no sublease or assignment shall be valid unless (1) a copy of this lease is attached thereto, (2) the sublessee or assignee agrees in writing to be liable for all of Lessee's obligations under this lease, and
(3) Lessor's written approval is attached to the sublease or assignment.

16.1. DESTRUCTION BY FIRE OR OTHER CASUALTY: (a) Total destruction, rent abatement, and restoration. If Lessee's office space is totally damaged by fire or other casualty so that it cannot reasonably be used by Lessee and if this lease is not terminated as provided in subparagraph (d) below, there shall be a total abatement of Lessee's rent and Lessee's obligation to pay office building operating expenses until Lessee's office space is restored by Lessor and Lessee.

(b) Partial destruction, rent abatement, and restoration. If Lessee's office space is partially

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destroyed or damaged by fire or other hazard so that it can be only partially used by Lessee for the purposes allowed in this lease and if this lease is not terminated as provided in subparagraph (d) below, there shall be a partial abatement of Lessee's rent and Lessee's obligation to pay office building operating expenses which fairly and reasonably corresponds to the time and extent to which Lessee's office space cannot reasonably be used by Lessee.

(c) Restoration. Lessor's obligation to restore shall be limited to the condition of the leased premises existing prior to the casualty. Lessor shall proceed with diligence to restore. During restoration, Lessee shall continue business to the extent practical in Lessee's reasonable judgment.

(d) Lease termination. If Lessee's office space or the office center is so badly damaged that restoration and repairs cannot be completed within 6 months after the fire or casualty, then this lease may be terminated as of the date of the destruction by either Lessor or Lessee by serving written notice upon the other. Termination notice must be delivered within 30 days after the casualty.

17.1. CONDEMNATION: If any part of Lessee's office space is taken by condemnation or by deed in lieu of condemnation by any governmental authority, this lease shall terminate one day prior to such taking. If any part of the office building's parking lot is so taken, Lessee's right to use such portion shall terminate one day prior to such taking; and Lessee's rent shall be reduced only to the extent that such partial taking reduces the fair market value of Lessee's office space; Lessor shall pay all costs associated with construction reasonably necessary to render the leased premises usable for Lessee's permitted purposes after such partial taking. All compensation awarded for any partial or total taking of the office building shall be the property of Lessor. If Lessor has received written notice of intent to condemn, Lessee shall upon 10 days written request by Lessor execute an acknowledgement that the lease terminates one day prior to the condemnation of deed in lieu of condemnation and that Lessee claims no interest in the condemnation award. Lessor shall have no interest in any monies paid by the condemning authorities to Lessee for moving costs or for the other personal property within the leased premises (excluding leasehold improvements) if a separate award for such items is made to Lessee.

18.1. DEFAULT BY LESSOR: Lessee shall be entitled to recover actual damages and terminate this lease if (1) Lessor fails to pay any sum due and owing to Lessee within 7 days after written demand from Lessee, or (2) Lessor remains in default on any other obligation for 7 days after Lessee's written demand for performance. However, Lessor shall not be in default if Lessor promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default of taxes and utilities are not timely paid, Lessee may pay some to the extent that it is necessary to avert foreclosure or cutoff.

19.1. DEFAULT BY LESSEE: If Lessee defaults, Lessor shall have any or all remedies set forth below.

(a) Definition of default. The occurrence of any of the following shall constitute a default by Lessee: (1) failure to pay rent or any other sum due by Lessee under this lease within 7 days after written demand therefor by Lessor; (2) failure to vacate on or before the last day of the lease term,

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renewal term, or extension period; (3) failure to pay rent in advance on a daily basis in the event of unlawful holdover by Lessee; (4) unauthorized early move-out or notice of same as set forth below; (5) acquisition of Lessee's interest in the lease by a third party by judicial or non-judicial process; or (6) failure to comply with any other provision of the lease (including rules) if such failure to comply is not cured as soon as possible after delivery of written notice by Lessor to Lessee. However, Lessee shall not be in default under subclause (6) above if Lessee promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default.

(b) Door Locks. If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within 7 days after Lessor hand delivers to Lessee or to Lessee's office space written demand or notice of nonpayment, then Lessor shall be entitled to change or modify door locks on all entry doors of Lessee's office space until all such sums are paid in full; provided, however, Lessor shall immediately thereafter post a notice on the primary entry door to Lessee's office space, stating that Lessor has expressed such lockout rights. No other notice requirements or lockout laws shall apply. Lessor's right to modify or change locks shall occur automatically and without notice if Lessee's rent is accelerated under subparagraph (e) below, relating to unlawful early move-out. If Lessee moves out or abandons Lessee's office space, Lessor may permanently change the locks without notice to Lessee, and Lessee shall not be entitled to a key or to reentry.

(c) Utilities and services. If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within 3 days after Lessor hand delivers to Lessee or to Lessee's representative written notice of Lessor's intent to terminate utilities or services which are furnished by Lessor, then Lessor may terminate such utilities or services after such 3-day notice period, without further notice. Lessor's right to terminate such utilities or services shall occur automatically and without notice if Lessee's rent is accelerated under subparagraph (e) below, relating to unlawful early move-out.

(d) Acceleration after notice of rental delinquency. If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within 3 days after Lessor delivers to Lessee or to Lessee's office space a written notice of Lessor's intent to accelerate, then all rent for the remainder of the lease term shall be accelerated, due, and delinquent at the end of such 3-day notice period without further demand or notice. Such acceleration rights are in consideration of the rentals for the entire term being payable in monthly installments rather than in one lump sum at the beginning of the lease term. If Lessee has already vacated the leased premises, notice of acceleration may be delivered to Lessee pursuant to paragraph 29.1. Liability for additional rents accruing in the future (over and above any base rents) shall not be waived by such acceleration.

(e) Acceleration upon early move-out. If Lessee is lawfully evicted, or if Lessee moves out or gives verbal or written notice (in person or by an authorized employee or agent) of intent to move-out prior to the end of the lease term without the rent being paid in full for the entire remainder of the lease term or renewal or extension period or without prior written consent of Lessor, all remaining rents for the remainder of the lease term shall be accelerated immediately and automatically, without demand or notice. Such accelerated rents shall be due and delinquent without notice before or after such acceleration. Such acceleration shall occur even if the rent for the current month has been paid in full.

(f) Termination of possession. If Lessee is in default as defined in subparagraph (a) above and if Lessee remains in default for 3 days after Lessor gives notice of such default to Lessee, or if Lessee abandons the leased premises, Lessor may (with or without demand for performance) terminate Lessee's right of possession by giving one day's written notice to vacate; and Lessor shall be entitled to immediate possession without termination of Lessee's obligations under the lease. Lessor's repossession shall not be considered an election to terminate this lease unless written notice of such intention to terminate is given to Lessee by Lessor. Repossession may be by voluntary agreement or by eviction lawsuit. Commencement of an eviction lawsuit shall not preclude other Lessor remedies under this lease or other laws.

(g)    Reletting costs. If Lessee is in default as defined in subparagraph
(a) above and if Lessor terminates Lessee's right of possession without terminating this lease, Lessee shall pay upon Lessor's demand the following:
(1) all costs of reletting (which in no event shall be less than one month's rent), including leasing commissions, rent concessions (whether in the form of assuming or buying out lease remainders elsewhere, free rent for a period of time, or reduced rental rates), utilities during the vacancy, advertising costs, administrative overhead, and all costs of repair, remodeling, or redecorating for replacement tenants in Lessee's office space, (2) all rent and other indebtedness due from Lessee to Lessor through the date of termination of Lessee's right of possession, and (3) all rent and other sums required to be paid by Lessee during the remainder of the entire lease term, subject to the acceleration paragraphs above.

(h) Mitigation by Lessor. Upon eviction or voluntary vacation of the leased premises by Lessee without the lease being terminated by Lessor, Lessor shall make reasonable efforts to relet the leased premises. After deduction of reasonable expenses incurred by Lessor, Lessee shall receive credit for any rentals received by Lessor through reletting the leased premises during the remainder of the lease term or renewal or extension period. Such deductible expenses may include real estate commissions, attorney's fees, and all other expenses in connection with reletting. Lawsuit to collect amounts due by Lessee under this lease may be brought from time to time on one or more occasions without the necessity of Lessor's waiting until the expiration of the lease term. If judgment for accelerated rents is recovered, Lessor shall give credit against such judgment for subsequent payments made by Lessee and subsequent rentals received by Lessor from other tenants of Lessee's office space, less lawful deductions and expenses of reletting.

(i) Termination of lease. Lessor may terminate this lease (as contrasted to termination of possession rights only) upon default by Lessee or at any time after Lessor's lawful re-entry or repossession following default by Lessee. Lessor's agents have authority to terminate the lease only by written notice given pursuant to paragraph 29.1.

(j) Damages. In addition to other remedies, Lessor may recover actual damages incurred.

20.1. LIEN FOR RENT: (a) Notwithstanding anything to the contrary in this lease, Lessor's landlord lien shall be subordinate to any existing security interest and any future purchase money security interests on Lessee's personal property if such security interest is properly perfected and timely recorded as required by the Texas Business Code. Lessor shall cooperate in signing lien subordinations in accordance with the foregoing. Any lien subordination shall be on forms reasonably acceptable to Lessor.

(b) Subject to the limitations of subparagraph (a) above, Lessee gives to Lessor a contractual lien on all of Lessee's property which may be found on the leased premises to secure payment of all monies and damages owed by Lessee under the lease. Such lien also covers all insurance proceeds on such property. Lessee shall not remove such property while rent or other sums remain due and unpaid to Lessor and such property shall not be removed until all Lessee's obligations under the lease have been complied with. This lien is in addition to Lessor's statutory lien under Section 54.021 of the Texas Property Code. If Lessee is in default for nonpayment of rent or any other sums due by Lessee, Lessor's representatives may peacefully enter the leased premises and remove and store all property. If Lessor removes any property under this lien, Lessor shall leave the following information in a conspicuous place inside Lessee's office space: (1) written notice of exercise of lien, (2) a list of items removed, (3) the name of Lessor's representative who removed such items, and (4) the date of such removal. Lessor shall be entitled to reasonable charges for packing, removing, or storing abandoned or seized property, and may sell same at public or private sale (subject to any properly recorded chattel mortgage or recorded financing statement) after 30 days' written notice of time and place of sale is given to Lessee by certified mail, return receipt requested. Upon request by Lessor, Lessee shall acknowledge the above lien rights by executing a UCC-1 form or similar form reflecting same.

21.1. ATTORNEY'S FEES, INTEREST AND OTHER EXPENSES: If Lessee or Lessor is in default and if the nondefaulting party places the lease in the hands of an attorney in order to enforce lease rights or remedies, the nondefaulting party may recover reasonable attorney's fees from the defaulting party even if suit has not been filed. In any lawsuit enforcing lease rights, the prevailing party shall be entitled to recover reasonable attorney's fees from the nonprevailing party, plus all out-of-pocket expenses. Trial shall be to court only; and all parties waive jury trial. All delinquent sums due by Lessor or Lessee shall bear interest at the maximum lawful rate of interest, compounded annually, from date of default until paid, plus any late payment fees. Late payment fees as set forth in paragraph 3.2 shall be considered reasonable liquidated damages for the time, trouble, inconvenience, and administrative overhead expense incurred by Lessor in collecting late rentals, such element of damages being uncertain and difficult to ascertain. Late payment fees shall not be liquidated damages for attorney's fees or for Lessor's loss of use of such funds during the time of delinquency.

22.1. NONWAIVER: The acceptance of monies past due or the failure to complain of any action, nonaction, delayed payment, or default, whether singular or repetitive, shall not constitute a waiver of rights or obligations under the lease. Lessor's or Lessee's waiver of any right or any default shall not constitute waiver of other rights, violations, defaults, or subsequent rights, violations, or defaults under this lease. No act or omission by Lessor or Lessor's agents shall be deemed an acceptance or surrender of the leased premises, and no agreement by Lessor to accept a surrender of the leased premises shall be valid unless it is in writing and signed by a duly authorized agent of Lessor.

23.1. BUILDING RULES AND REGULATIONS: Lessor's rules and regulations for the office building are attached as Exhibit C and are subject to reasonable change if the changes are applicable to all tenants of the office building.

24.1. TRANSFER OF OWNERSHIP BY LESSOR: If Lessor transfers ownership of the office building (other than as security for a mortgage) and if Lessor has delivered to the transferee all of Lessee's security deposits and any prepaid rents, Lessor shall be released from all liability under the lease; and such transferee shall become liable as Lessor. Such right to be released of liability shall accrue to subsequent owners only if such transfer is in good faith and for consideration.

25.1. MORTGAGES: Unless otherwise provided in this lease, Lessee shall subordinate and attorn to mortgage liens now or hereafter on the office building. Lessee agrees to execute, from time to time, documentation therefor which is necessary in the reasonable judgment of Lessor. Other than the provisions already set forth in this lease, there are no special lease provisions which are required by lienholders of the office building. This lease shall be subordinate to all existing and future mortgages. However, such mortgagees may at any time subordinate their lien to this lease by filing a subordination notice in the county real property records without necessity of notice to Lessee. Since a Mortgagee Nondisturbance Agreement is contemplated, any foreclosure of such mortgagee's lien shall not terminate this lease even if such lien is superior to the lease.

26.1. SURRENDER OF PREMISES: When Lessee moves out, Lessee shall surrender Lessee's office space in the same condition as on the date of lease commencement by Lessee (as changed or improved from time to time in accordance with this lease), less ordinary wear.

27.1. HOLDING OVER: If Lessee remains in possession of the leased premises after the expiration or mutually-agreed termination date of the lease, without the execution by Lessor and Lessee of a new lease or a renewal or extension of the lease, then (1) Lessee shall be deemed to be occupying the leased premises as a tenant-at-sufferance on a daily basis, subject to all obligations of the lease, (2) Lessee shall pay rent for the entire holdover period, (3) Lessee shall be subject to all other remedies of Lessor as provided in paragraph 19.1, (4) Lessee shall indemnify Lessor and/or prospective tenants for damages, including lost rentals, storage expenses, and attorney's fees, and (5) at Lessor's sole option, Lessee may extend the lease term for a period of one month at the then current rental rates for the office building, as reasonably determined by Lessor, by hand delivering written notice to Lessee or to Lessee's office space while Lessee is holding over. Holdover rents shall be immediately due on a daily basis and delinquent without notice or demand; and the prior written notice and waiting period requirements of this lease shall not be necessary in order for Lessor to exercise remedies thereunder.

28.1. SIGNS AND BUILDING NAME: Except for standard suite signage and building directory listings, there shall be no signs, symbols, or identifying marks on or in the building, halls, elevators, staircases, entrances, parking areas, landscape areas, doors, walls, or windows without prior written approval of Lessor. All signs or lettering shall conform to the sign and lettering criteria established by Lessor. Unless otherwise stated in the rules, suite signage and building directory changes shall be done exclusively by Lessor and at Lessee's expense. Lessor may remove all unapproved signs without prior notice to Lessee and at Lessee's expense. Lessor may change the name of the building upon six months' written notice to Lessee.

28.2. RELOCATION OF LESSEE: Upon at least 60 days' notice to Lessee, Lessor shall have the right to relocate Lessee within the building in lease space which is the same size or larger and suited to Lessee's use. Such relocation shall be made at Lessor's sole expense, including necessary reprinting of Lessee's stationary, envelopes, business cards, door signs, etc. Rent shall not be increased if the relocation office space is larger or better quality. Relocation date shall be contained in the relocation notice referred to above. Lessor shall not be liable to Lessee in connection with such relocation except for undue delay or property damages caused by Lessor or Lessor's employees, agents, or contractors.

29.1. NOTICES: Whenever written notice is required or permitted under this lease, such notice shall be in writing and shall be either (a) hand delivered personally to the party being notified, (b) hand delivered to or inside such party's mailing address, or (c) delivered at such party's mailing address by certified mail, return receipt requested, postage prepaid. The mailing address of Lessor shall be the address to which Lessee normally mails or delivers the monthly rent unless Lessor notifies Lessee of a different address in writing. The mailing address of Lessee shall be Lessee's office space under this lease. However, if Lessee moves out, it shall be Lessee's last address known by Lessor. Hand delivered notice is required only when expressly required in the lease. Notice by noncertified mail is sufficient if actually received by the addressee or an employee or agent of addressee. The term "notice" shall be inclusive of notices, billings, requests, and demands.

30.1. ESTOPPEL CERTIFICATES: From time to time, upon 7 days' prior written request from Lessor, Lessee shall execute and deliver to Lessor the estoppel certificate as reasonably required by a prospective purchaser or lender. If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form, Lessee may correct same before signing. The estoppel certificate may be conclusively relied upon by Lessor and by any prospective lienholder or purchaser of the leased premises. If Lessee fails to comply with the foregoing by the end of such 7-day period, it shall be conclusively presumed that (1) this lease is in full force and effect without any subleases or assignments and is unamended or modified except for amendments verified by affidavit of Lessor to the prospective lienholder or purchaser, (2) no rents, security deposits, or other charges have been prepaid, (3) the statements contained in the estoppel certificate form are correct, (4) there are no uncured defaults by Lessor, (5) Lessee has no right of offset or rescission, and (6) any prospective purchaser or lienholder may conclusively rely on such silence or noncompliance by Lessee and may conclusively assume no Lessor defaults within the 120 days following Lessee's receipt of Lessor's request for an estoppel certificate.

31.1. SUCCESSORS: This lease shall bind and inure to the benefit of the parties, any guarantors of this lease, and their respective successors and assigns.

31.2. LEASING AGENT COMMISSIONS: No leasing commission shall be due by Lessor to any leasing agent unless in writing. Commission agreements executed by Lessor shall be binding on subsequent building owners if the tenant of the lease in question is in possession at the time of transfer of building ownership.

32.1. BUILDING OPERATING EXPENSE: In addition to the monthly base rent in paragraph 2.1, Lessee shall pay additional rent on a monthly basis, equivalent to Lessee's prorata share of actual building operating expenses as per Exhibit B. Lessee's responsibility for payment of building operating costs shall be subject to the expense stop referred to in paragraph 2.1.

32.2. BASE RENT ADJUSTMENT: At each annual anniversary date of this lease, the monthly base rent shall increase by 0 % of the previous lease year's base rents.

33.1. REPRESENTATIONS AND WARRANTIES BY LESSOR: Lessor warrants that Lessor is the sole owner of the land and improvements comprising the office building and that Lessor has full right to enter into this lease. Lessor's duties and warranties are limited to those expressly stated in this lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor other than those expressly contained in this lease.

34.1. REPRESENTATIONS AND WARRANTIES BY LESSEE: Lessee warrants to Lessor that (1) the financial statements of Lessee heretofore furnished to Lessor are true and correct to the best of Lessee's knowledge, (2) there has been no significant adverse change in Lessee's financial condition since the date of the financial statements, (3) the financial statements fairly represent the financial condition of Lessee upon those dates and at the time of execution hereof, (4) there are no delinquent taxes due and unpaid by Lessee, and (5) Lessee and none of the officers or partners of Lessee (if Lessee is a corporation or partnership) have ever declared bankruptcy. Lessee warrants that Lessee has disclosed in writing to Lessor all lawsuits pending or threatened against Lessee, and Lessee has made no material misrepresentation or material omission of facts regarding Lessee's financial condition or business operations. All financial statements must be dated and signed by Lessee. Lessee acknowledges that Lessor has relied on the above information furnished by Lessee to Lessor and that Lessor would not have entered into this lease otherwise.

35.1. PLACE OF PERFORMANCE: Unless otherwise expressly stated in this lease, all obligations under this lease, including payment of rent and other sums due, shall be performed in the county where the office building is located, at the address designated from time to time by Lessor.

36.1. MISCELLANEOUS: This lease contains the entire agreement of the parties. No other written or oral promises or representations have been made, and none shall be binding. This lease supersedes and replaces any previous lease between the parties on Lessee's office space, including any renewals or extensions thereunder. Except for reasonable changes in written rules, this lease shall not be amended or changed except by written instrument, signed by both Lessor and Lessee. Lessor's agents do not and will not have authority to
(1) make exceptions, changes or amendments to this lease, or factual representations not expressly contained in this lease, (2) waive any right, requirement, or provision of this lease, or (3) release Lessee from all or part of this lease, unless such action is in writing. Multiple lessees shall be jointly and severally liable under this lease. Notices, requests, or agreements to, from, or with one of multiple lessees shall be deemed to be to, from, or with all such Lessees. Under no circumstances shall Lessor or Lessee be considered an agent of the other. Nonsubstantial errors in space footage calculations shall entitle the parties to correct the rental figures in the lease and adjust previously paid rentals accordingly, but not to terminate the lease. The lease shall not be construed against either party more or less favorably by reason of authorship or origin of language. Texas law applies. If any date of performance or exercise of a right ends on a Saturday, Sunday, or state holiday, such date shall be automatically extended through the next business day. Time is of the essence; and all performance dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided. If any provision of this lease is invalid under present or future laws, the remainder of this lease shall not be affected.

37.1.  GUARANTY: This lease (   ) is or ( X ) is not guaranteed by others.
The names and titles of any guarantors are shown on the signature page(s) at the end of this lease. The specific obligations of such guarantors, if any, shall be pursuant to attached Exhibit H entitled "Lease Guaranty". Such guaranty shall continue and shall be unaffected by any modification or amendment to this lease or any renewal or extension thereof. The signature requirements and corporate resolution requirements for any guarantors shall conform to the requirements for Lessees in paragraph 39.1 below.

37.2. SPECIAL CONDITIONS: Additional provisions of this lease are set forth in Addendum A.

38.1. EXHIBIT LIST: The exhibits attached to this lease are listed below. All exhibits are a part of this lease except for those which have been lined out or which have been shown below as omitted.

Exhibit B      Building Operating Expense Passthrough Calculations (paragraphs
               2.1 and 32.1)
Exhibit C      Building Rules and Regulations (paragraph 23.1)

39.1.  LESSEE SIGNATURE REQUIREMENTS: Lessee is (   ) an individual, (   ),
several individuals, (   ) a general partnership, (   ) a limited partnership,
( ) a joint venture, (   ) an unincorporated association, (   ) a
professional corporation, (   ) a professional association, or ( X ) a
corporation (check one). Such partnership, joint venture, unincorporated association, or corporation is organized or chartered under the laws of the
State of Texas. Lessee's name stated at the beginning of this lease (   ) is
or ( X ) is not an assumed name. If so, an assumed name certificate has been or will be filed by Lessee in the county where the office building is located or with the Texas Secretary of State's Office in Austin, Texas, whichever is appropriate. Lessee shall disclose to Lessor the names and addresses of all partners or venturers of Lessee if Lessee is a partnership or joint venture. If Lessee or Guarantor is a corporation, corporate resolutions shall be executed on the form in Exhibit I. Corporate seals are unnecessary under Texas law.

39.2. LEASE DATES AND AUTHORITY TO SIGN: The "identification" date of this lease is the 3rd day of March, 1999. The "effective date" on which this lease becomes binding is the date on which the lease has been signed by Lessor, Lessee, and any guarantors. The names and signatures of all parties are shown below; and all persons signing have been duly authorized to sign. If Lessee is a corporation, a corporate resolution authorizing Lessee to execute this lease is attached as Exhibit I: Corporate seals are unnecessary under Texas law.

                                  IN WITNESS WHEREOF

Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first written above.

LESSOR:                            LESSEE:

EXECUTIVE PLAZA JOINT VENTURE      CORRIDOR TECHNOLOGIES, INC.

By:  /s/ [Illegible]               By:  /s/ [Illegible]
   -----------------------------      -------------------------

Title:   [Illegible]               Title:   President
      -------------------------          -----------------------
Date:    3-3-99                    Date:    3-3-99
     -------------------------          -----------------------


LEASING AGENT:

LePAGE PROPERTIES


By:  /s/ [Illegible]
   ----------------------------
Date:
     --------------------------

                                  ADDENDUM "A"


EXECUTIVE PLAZA JOINT VENTURE, Landlord, and CORRIDOR TECHNOLOGIES, INC., Tenant, do hereby agree that the following provisions shall become incorporated into the attached Lease Agreement dated March 3, 1999. Such following provisions to control whenever inconsistent with the provisions contained in the Lease Agreement.

1.     BASE RENT:

       03-15-99 Thru 05-31-99      $3,978.00/mo
       06-01-99 Thru 11-30-01      $5,368.00/mo

2.     REMODELING:

          A. Landlord will construct one building standard partition in suite #304. Exact location and dimensions to be determined.

          B. Landlord will move (or install new) Tenant's glass door from Suite #170 to Suite #304.

3.     WET BAR MAINTENANCE

       Tenant shall be responsible for all maintenance pertaining to wet bar. Such maintenance shall include but not be limited to fixtures, plumbing, water heater, counter top, cabinets, etc.

4.     SIGNAGE:

       Tenant may install at his expense a sign on the monument sign in front of Executive Plaza. Tenant shall be responsible for all costs, including installation, maintenance, liability, etc. concerning this signage. Landlord must approve Tenant's final sign configuration and design.

                                  EXHIBIT "B"

                                EXECUTIVE PLAZA

              BUILDING OPERATING EXPENSE PASSTHROUGH CALCULATIONS
                     (see paragraphs 2.1 and 32.1 of lease)

(a) "ESTIMATED" PRORATA BUILDING OPERATING EXPENSES. On or before the beginning of each calendar year, Lessor shall calculate the estimated building operating expenses for that calendar year, according to the criteria in subparagraph (c) below. One-twelfth of Lessee's prorata share of estimated building operating expense's which are in excess of any expense stop shall be due on the first of each month as additional rent.

(b) YEAR-END ADJUSTMENT FOR OVERPAYMENT OR UNDERPAYMENT BY LESSEE BECAUSE OF DIFFERENCES BETWEEN "ESTIMATED" AND "ACTUAL" BUILDING OPERATING EXPENSES. After each calendar year of the lease term and renewal or extension periods, Lessor shall determine the actual building operating expenses for that calendar year. If it is then determined that actual building operating expenses were less than estimated expenses and that Lessee's monthly payments of estimated expenses over Lessee's expense stop figure were too much, Lessor shall promptly refund to Lessee the excess amount paid by Lessee. If it is determined that actual building operating expenses were more than estimated expenses and that Lessee's monthly payments of estimated expenses over Lessee's expense stop figure were insufficient, Lessor shall invoice Lessee for the amount of Lessee's underpayment. Payment thereof shall be due upon delivery of invoice to Lessee. The foregoing calculations and adjustments may also be made one or more times during the calendar year, at Lessor's option.

(c) DEFINITION OF BUILDING OPERATING EXPENSES. Building operating expenses for each calendar year shall include: all ad valorem taxes, assessments and related government charges becoming due on the office complex; and on-site personal property used in operation of the office complex in such period; utilities, insurance premiums for fire, extended coverage, vandalism, and liability on the building and personal property used in building management; landscape expenses; janitorial expenses; window cleaning; supplies; painting and other maintenance expenses; licenses; permits; advertising; maintenance salaries and bonuses; payroll taxes; management office overhead and management fees; and all other managerial and operating expenses which are reasonably related to the operation of the building and utilities serving same. No such category shall include more than 12 months' worth of expenses. Building operating expenses shall also include the following improvements if amortized over the useful life of such improvements for IRS purposes together with interest at 12% per annum on the unamortized, cost: (i) improvements to reduce operating expenses, (ii) improvements required by governmental agencies following completion of the building, and (iii) carpeting, floor covering, draperies, and wall coverings for the common areas of the building. Building operating expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The word "building" as referred to above shall include the building, parking areas, parking garage (if any), and common areas.

Building operating expenses shall not include: principal and interest payments on mortgages; depreciation or improvements which IRS requires to be depreciated (except as provided above); expenses of repairing damage of the type normally covered by fire, vandalism, flood, and EC insurance; any expense paid or reimbursed from insurance proceeds; costs of repairing damage for which Lessor is entitled to reimbursement from others; remodeling costs for new or existing tenants; common area improvements or personal property required by other tenants to be made, purchased, or furnished to such tenants; common area improvements or personal property required by other tenants to be made, purchased, or furnished to such tenants; utility and air conditioning or heating costs or other expenses which are separately billed to specific tenants; franchise and income taxes of Lessor; leasing commissions; expenses of marketing vacant space in the building; legal fees; structural repairs to roof, foundation, and walls; asbestos removal; and installation of sprinklers, fire alarms, and smoke detector systems.

If utilities and taxes included in "Building Operating Expense" are not payable, billed or otherwise due so as to allow an accurate calculation of said factors annually, then Lessor, in its reasonable discretion, may estimate and prorata said expenses on an annual basis, and said factors shall be properly adjusted by Lessor when they actually become due and payable. Otherwise, expenses must be supported by invoice and actually paid.

(d) DEFINITION OF PRORATA SHARE. Lessee's prorata share of estimated and actual building operating expenses is the percentage result of dividing "Lessee's rentable area" (which is set forth in paragraph 1.4) by the total rentable area in the entire building.

(e) DELAY IN IMPLEMENTATION. At Lessor's option, adjustments may be delayed. Lessor's delay in implementing such adjustments shall not waive Lessor's right thereto, and the most recent monthly rental figures shall continue to be paid during such delay. If Lessor delays in timely calculating adjustments, such adjustments shall be retroactive to the respective date on which Lessor had a right to make such adjustment; and such delayed rent adjustments shall become due upon written notice to Lessee.

(f) EXAMINATION OF RECORDS. Upon reasonable notice to Lessor in writing, Lessee may examine Lessor's accounting records for building operating expenses and other data used in calculating additional rents or rent adjustments. Such examination shall be during normal business hours.

                                  EXHIBIT "C"

                                EXECUTIVE PLAZA

                         BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the leased premises and for going from one part of the Building to another.

2. No signs, advertisements or notices, including political signs, shall be painted or affixed on or to any windows, doors, corridors, or other parts of the Building except of such color, size, and style and in such places as shall be first approved in writing by Building Management.

3. All locks for doors in each Tenant's leased areas shall be building standard and no tenant shall place any additional lock or locks on any door in its leased area without Building Management's consent.

4. Movement of furniture or office equipment, or dispatch or receipt by Tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to such hours as Building Management shall designate, and such movement shall be subject to control of Building Management.

5. Building Management shall have authority to prescribe the weight and position of safes and other heavy equipment, said items shall in all cases (to distribute weight) stand on supporting devices approved by Building Management.

6.     Corridor doors, when not in use, shall be kept closed.

7. Should a tenant require a telegraphic, telephonic, annunciator or other communication service, Building Management will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Building Management shall direct.

8. No animals or birds shall be brought into or kept in, on or about Tenant's area.

9. No vending machines of any type shall be allowed in Tenant's space without the prior written consent of Building Management.

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10.    Tenants are requested to lock all office, doors leading to corridors and to turn out all lights at the close of their working day.

11. Lessor reserves the right to close Tenant's blinds, if in Lessor's judgement, Tenant's interior is offensive to other Lessees.

12. Lessee agrees that no flammable liquids of any type at any time shall be stored in Lessee's lease space.

13. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgement shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations shall be binding upon it in like manner as if originally herein prescribed.


AGREED AND ACCEPTED


this ________ day of_________,19___


-----------------------------------
          "Tenant"


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